UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 30, 2012

(Date of earliest event reported)

Solera National Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction	000-53181 (Commission File Number)	02-0774841 (IRS Employer Identification No.)
of incorporation)

319 S. Sheridan Blvd.

Lakewood, Colorado 80226

(Address of principal executive offices) (Zip Code)

(303) 209-8600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

ITEM 1.01 Entry into a Material Definitive Agreement.

On November 30, 2012, Solera National Bank (the “Bank”), a national bank and a subsidiary of Solera National Bancorp, Inc. (the “Registrant”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Residential Mortgage of Colorado, LLC, a Colorado limited liability company (“RMOC”), Kathleen A. Stout (“Ms. Stout”) and Scott Hovey (“Mr. Hovey”) to acquire substantially all of the assets of RMOC’s business (the “Business”), for a cash payment of $465,000, along with $127,916 to reimburse RMOC for previously paid security deposits related to leases, and the Bank will assume certain liabilities of the Business (collectively, the “Purchase Price”). The Purchase Price is subject to adjustment at closing. The closing of the Purchase Agreement is subject to certain customary closing conditions, including due diligence, inspection of assets and approval of the members of RMOC.

The Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Also on November 30, 2012, the Bank, pursuant to approval of the Compensation Committee (the “Committee”) of the Board of Directors of the Registrant, entered into an employment agreement (the “Employment Agreement”) with Kathleen A. Stout under which she shall serve as Executive Vice President of the Bank and President of the Bank’s Residential Mortgage Division. The Employment Agreement is for an initial term ending November 30, 2014. Under the terms of the Employment Agreement, Ms. Stout will receive an annual base salary of $180,000.  In addition, the Committee awarded Ms. Stout: (i) an inducement award relating to 25,000 restricted shares of common stock, $0.01 par value per share (“Common Stock”), of the Registrant, pursuant to a Restricted Stock Agreement (the “Inducement Award”); (ii) a performance award relating to 25,000 restricted shares of Common Stock pursuant to a Performance Based Restricted Stock Agreement (the “Stock Performance Award”); and (iii) a cash-based performance award pursuant to a Cash-Based Performance Award Agreement (the “Cash Performance Award”).

The Employment Agreement also contains customary confidentiality, non-competition and non-solicitation provisions. Under the non-compete provisions, during the term of the Employment Agreement and for a period of one year after termination of employment, Ms. Stout is prohibited from, directly or indirectly, engaging in or becoming interested financially in any business activity or endeavor which competes or conflicts with the business of the Registrant or any of its subsidiaries within 100 miles of any geographic area of the Bank.

If Ms. Stout’s employment is terminated for “cause” or if she terminates her employment without “good reason” (as such terms are defined in the Employment Agreement), Ms. Stout will not be entitled to a severance payment or any other termination benefits. However, the Bank will pay Ms. Stout any unpaid portion of her base salary and benefits accrued through the date of such termination.

Upon a termination of Ms. Stout’s employment by the Bank in the best interests of the Bank, the Employment Agreement provides that Ms. Stout will be entitled, subject to execution of a separation agreement and regulatory approval, if required, to (i) any unpaid portion of her base salary and benefits accrued through the date of termination; (ii) a severance payment equal to four months of her base salary in effect as of the date of termination; and (iii) acceleration of the vesting period of the Inducement Award.

Upon a termination of Ms. Stout’s employment by the Bank without any reason by the Bank, the Employment Agreement provides that Ms. Stout will be entitled, subject to execution of a separation agreement and regulatory approval, if required, to (i) any unpaid portion of her base salary and benefits accrued through the date of termination; (ii) a severance payment equal to six months of her base salary in effect as of the date of termination; and (iii) acceleration of the vesting period of the Inducement Award.

Upon a termination of Ms. Stout’s employment by the Bank without cause and after a change in control of the Bank or by Ms. Stout for good reason after a change in control of the Bank, the Employment Agreement provides that

Ms. Stout will be entitled, subject to execution of a separation agreement and regulatory approval, if required, to (i) any unpaid portion of her base salary and benefits accrued through the date of termination; (ii) a severance payment equal to 1.5 times her base salary in effect as of the date of termination; (iii) acceleration of any unvested portion of the Inducement Award; and (iv) acceleration of any outstanding stock options.

The Employment Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement.

The Inducement Award was granted pursuant to the form of Restricted Stock Agreement attached hereto as Exhibit 10.3 and incorporated herein by reference, and will vest in full on November 30, 2014; subject to the continued employment by Ms. Stout with the Bank.

The Performance Award was granted pursuant to the form of Performance Based Restricted Stock Agreement attached hereto as Exhibit 10.4 and incorporated herein by reference, and vests annually based on the performance for the years ended December 31, 2014, 2015, 2016, 2017 and 2018 (each annual period, a “Performance Period”) and subject to the continued employment by Ms. Stout with the Bank. Up to 5,000 restricted shares of Common Stock may vest during a Performance Period based on the level of achievement of performance goals determined by the Committee and subject to reasonable approval by Ms. Stout on an annual basis.

The Cash Performance Award was granted pursuant to the form of Cash-Based Performance Agreement attached hereto as Exhibit 10.5 and incorporated herein by reference, and vests annually based on the performance for the years ended December 31, 2013, 2014, 2015, 2016 and 2017 (each annual period, a “Cash Performance Period”) and subject to the continued employment by Ms. Stout with the Bank. Up to 25% of the Cash Performance Award may be paid in the form of Common Stock with a value determined by the closing price of the Common Stock on the date of grant.

The foregoing descriptions of the Restricted Stock Agreement, the Performance Based Restricted Stock Agreement and the Cash-Based Performance Agreement do not purport to be complete and are qualified in their entirety by reference to the form of such agreements, a copy of which are attached hereto as Exhibits 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference.

ITEM 7.01 Regulation FD Disclosure.

On December 4, 2012, the Bank issued a press release with respect to the appointment of Ms. Stout as Executive Vice President of the Bank and President of the Bank’s Residential Mortgage Division. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to liability under that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. By filing this Current Report on Form 8-K and furnishing this information pursuant to Item 7.01, the Registrant makes no admission as to the materiality of any information in this Current Report on Form 8-K, including Exhibit 99.1, that is required to be disclosed solely by Regulation FD.

ITEM 9.01 Financial Statements and Exhibits.

(d)      Exhibits:

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Asset Purchase Agreement dated November 30, 2012, among Solera National Bank, Residential Mortgage of Colorado, LLC, Kathleen A. Stout and Scott Hovey.

10.2	Executive Employment Agreement dated November 30, 2012, between Solera National Bank and Kathleen A. Stout.

10.3	Form of Restricted Stock Agreement.

10.4	Form of Performance Based Restricted Stock Agreement.

10.5	Form of Cash-Based Performance Agreement.

99.1	Press Release dated December 4, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLERA NATIONAL BANCORP, INC.

Dated: December 6, 2012
	By:	/s/ Robert J. Fenton
	Name:	Robert J. Fenton
	Title:	Executive Vice President and Chief Financial Officer